Underlying supplement no. 1210 To prospectus dated May 30, 2006 and prospectus supplement dated May 30, 2006	Registration Statement no. 333-134553 Dated March 20, 2008 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Basket Consisting of the S&P 500® Index (SPX), the Dow Jones EURO STOXX 50® Index (SX5E), the FTSE 100 Index® (UKX), the Nikkei 225SM Index (NKY), the Hang Seng China Enterprises Index™ (HSCEI), the KOSPI 200 IndexSM (KOSPI2), the MSCI Taiwan Index (TWY), the MSCI Singapore Free Index (SGY) and the MSCI EM (Emerging Markets) Index (MXEF)

General

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Lehman Brothers Holdings Inc. may from time to time offer and sell notes linked to a basket of indices. This underlying supplement no. 1210 describes a basket of indices (the “Basket”) consisting of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index (formerly the MSCI Emerging Markets IndexSM) (each a “Basket Index” and, collectively, the “Basket Indices”). The specific terms for each series of notes will be included in a product supplement. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes. We refer to such term sheets and pricing supplements generally as terms supplements. You should carefully read the base prospectus, the MTN prospectus supplement, the relevant product supplement and any other related prospectus supplement, term sheet or pricing supplement, including the description of the Basket consisting of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 Index SM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index set forth in this underlying supplement, carefully before you invest in the notes. Any terms used herein but not defined herein shall have the meaning given to them in the base prospectus, the MTN prospectus supplement or relevant product supplement or free writing prospectus. This underlying supplement may not be used to sell securities unless accompanied by the base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplement and any other related prospectus supplements.

Investing in notes linked to a Basket consisting of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index involves a number of risks. See “Risk Factors” beginning on page US-1 in this underlying supplement no. 1210 and “ Risk Factors” in the relevant product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this underlying supplement no. 1210, the accompanying base prospectus, and MTN prospectus supplement, the relevant product supplement, the relevant terms supplement or any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

March 20, 2008

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“Standard & Poor’s”, “S&P®”, “S&P 500®”, and “Standard & Poor’s 500®” are trademarks of McGraw-Hill, Inc. and are expected to be licensed for use by Lehman Brothers Inc. and sub-licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the S&P 500® Index, are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

•	“Dow Jones EURO STOXX 50®” and “STOXX®” are trademarks of STOXX Limited and are expected to be licensed for use by Lehman Brothers and sub-licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the Dow Jones EURO STOXX 50® Index are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the notes.

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“FTSE®”, “FT-SE®” and “Footsie®” are registered trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited (“FTSE”) under license. The notes, which are linked to the performance of the FTSE 100 Index®, are not sponsored, endorsed, sold or promoted by FTSE, and FTSE makes no representation regarding the advisability of investing in the notes.

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“NikkeiSM” and “Nikkei 225SM” are service marks of Nikkei Inc. and will be licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of the Nikkei 225SM Index, are not sponsored, endorsed, sold or promoted by Nikkei Inc., and Nikkei Inc. makes no representation regarding the advisability of investing in the notes.

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“Hang Seng China Enterprises Index™” is a trademark of Hang Seng Data Services Limited, which has licensed its compilation and publication to HSI Services Limited, and is expected to be licensed for certain purposes by Lehman Brothers Holdings Inc. The notes are not sponsored, endorsed, sold or promoted by HSI Services Limited, and HSI Services Limited makes no representation regarding the advisability of investing in the notes.

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“KOSPI 200 IndexSM” is a service mark of the Korea Exchange and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the KOSPI 200 IndexSM, are not sponsored, endorsed, sold or promoted by the Korea Exchange and the Korea Exchange makes no representation regarding the advisability of investing in the notes.

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“MSCI Taiwan Index” is a service mark of MSCI, Inc. (“MSCI”, the successor to Morgan Stanley Capital International, Inc.) and has been licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of the MSCI Taiwan Index, are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the notes.

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“MSCI Singapore Free Index” is a service mark of MSCI and has been licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of the MSCI Singapore Free Index, are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the notes.

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“MSCI EM (Emerging Markets) Index” (formerly, the MSCI Emerging Markets IndexSM) is compiled and maintained by MSCI and is expected to be licensed for use by Lehman Brothers Holdings Inc. The notes which are linked to the performance of the MSCI EM (Emerging Markets) Index, are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

Underlying Supplement

Risk Factors	US-1
The Basket	US-4
The S&P 500® Index	US-5
The Dow Jones EURO STOXX 50® Index	US-10
The FTSE 100 Index®	US-15
The Nikkei 225SM Index.	US-18
The Hang Seng China Enterprises Index™	US-22
The KOSPI 200 IndexSM	US-26
The MSCI Taiwan Index	US-30
THE MSCI Singapore Free Index	US-36
The MSCI EM (Emerging Markets) Index	US-42

MTN Prospectus Supplement
Risk Factors	S-3
Description of the Notes	S-12
Supplemental United States Federal Income Tax Consequences	S-36
Certain ERISA Considerations	S-43
Plan of Distribution	S-44
Appendix A	A-1

Base Prospectus
Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

This underlying supplement no. 1210, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes. In making your investment decision, you should rely only on the information contained or incorporated by reference in this underlying supplement no. 1210, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers

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Holdings Inc. We have not authorized anyone to give you any additional or different information. The information in this underlying supplement no. 1210, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement may be accurate only as of the dates of each of these documents, respectively.

The notes described in this underlying supplement no. 1210, the relevant terms supplement, and the relevant product supplement and the accompanying base prospectus and MTN prospectus are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This underlying supplement no. 1210, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement no. 1210, the relevant terms supplement, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

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RISK FACTORS

Your investment in notes linked to the Basket consisting of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index will involve certain risks. Investing in the notes is not equivalent to investing directly in any of the component stocks of a Basket Index. You should consider carefully the following discussion of risks as well as the discussions of risk and the other information contained in this underlying supplement, the relevant terms supplement, the accompanying MTN prospectus supplement and base prospectus and the documents incorporated by reference in those documents before you decide that an investment in notes linked to the Basket is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant product supplement before you decide that an investment in the notes is suitable for you.

The amount payable at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplement, for changes in exchange rates that might affect the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index or the MSCI EM (Emerging Markets) Index.

Although the stocks that make up each of the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index® , the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant terms supplement, for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks that make up the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that, in turn, may affect the amount payable on the notes at maturity. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in the relevant product supplement.

Each publisher may adjust its respective Basket Index in a way that affects its level and adversely affects the value of your note, and each publisher has no obligation to consider your interests.

Standard & Poor’s (“S&P”), a division of The McGraw-Hill Companies, Inc. and the publisher of the S&P 500® Index, is responsible for calculating and maintaining the S&P 500® Index. STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and Swiss Exchange AG, is responsible for calculating and maintaining the Dow Jones EURO STOXX 50® Index. FTSE International Limited (“FTSE”) is responsible for calculating and maintaining the FTSE 100 Index®. Nikkei Inc. is responsible for calculating and maintaining the Nikkei 225SM Index. Hang Seng Indexes Company Limited is responsible for calculating and maintaining the Hang Seng China Enterprises Index™. The Korea Exchange (“KRX”) is responsible for compiling and publishing the KOSPI 200 IndexSM. MSCI, the publisher of the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index, is responsible for calculating and maintaining those three Basket Indices. We are not affiliated with S&P, STOXX Limited, FTSE, Nikkei Inc., Hang Seng Indexes Company Limited, KRX or MSCI in any way (except for the licensing arrangements discussed below in “The S&P 500® Index”, “The Dow Jones EURO STOXX 50® Index”, “The FTSE 100 Index®”, “The Nikkei 225SM Index”, “The Hang Seng China Enterprises Index™”, “The KOSPI 200 IndexSM”, “The MSCI Taiwan Index”, “The MSCI Singapore Free Index” and “The MSCI EM (Emerging Markets) Index”), and we have no way to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the related Basket Index.

Each of S&P, STOXX Limited, FTSE, Nikkei Inc., Hang Seng Indexes Company Limited, KRX and MSCI can add, delete or substitute the stocks underlying its Basket Index or make other methodological changes that could change the level of its Basket Index. You should realize that the changing of companies included in any Basket Index may affect such Basket Index, and in turn the Basket, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, each of S&P, STOXX Limited, FTSE, Nikkei Inc., Hang Seng Indexes Company Limited, KRX or MSCI may alter, discontinue or suspend calculation or dissemination of its Basket Index. Any of these actions could affect the level of the Basket and adversely affect the value of your notes. None of S&P, STOXX Limited, FTSE, Nikkei Inc., Hang Seng Indexes Company Limited, KRX or MSCI has any obligation to consider your interests in calculating or revising its Index. See “The S&P 500® Index”, “The Dow Jones EURO STOXX 50® Index”, “The FTSE 100 Index®”, “The Nikkei 225SM Index”, “The Hang Seng China Enterprises Index™”, “The KOSPI 200 IndexSM”, “The MSCI Taiwan Index”, “The MSCI Singapore Free Index” and “The MSCI EM (Emerging Markets) Index.”

Neither Lehman Brothers Holdings Inc. nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the publishers of such Basket Indices contained in this underlying supplement or any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the component indices and the publishers of such component indices.

Unless otherwise specified in the relevant product supplement or terms supplements, amounts payable on the notes will not be adjusted due to fluctuations in foreign exchange rates

Unless otherwise specified in the relevant product supplement or terms supplements, amounts payable on the notes will be determined by reference to the levels of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™ , the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (emerging Markets) Index expressed in absolute terms without giving effect to any fluctuations in currency exchange rates between the U.S. dollar and the currencies in which the stocks underlying the applicable Basket Indices are traded. For example, if the quoted level of a particular Basket Index were to increase by a certain percentage, amounts payable on the notes attributable to the performance of that Basket Index will be determined by reference to that percentage increase, regardless of the value of the Basket Index as translated into U.S. dollars. Accordingly, amounts payable on the notes will not be affected by fluctuations in currency exchange rates between the U.S. dollar and the currencies in which the Basket Indices are expressed, except to the extent that the level of an applicable Basket Index is adjusted due to foreign currency fluctuation, although such fluctuations could result in macroeconomic conditions which could affect the respective levels or price of the Basket Indices. Investing in the notes is not equivalent to investing directly in the financial contracts linked to the levels of the Basket Indices or any of the component stocks of a Basket Index.

We cannot control actions by the other companies whose stocks or other equity securities are represented in the Basket.

We are one of the companies that make up the S&P 500® Index, but we are not affiliated with any of the other companies whose stock is represented in the Basket Indices. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Basket Indices or your notes. None of the money you pay us will go to S&P, STOXX Limited, FTSE, Nikkei Inc., Hang Seng Indexes Company Limited, KRX, MSCI or any of the other companies whose stock is included in a Basket Index and none of those companies will be involved in the offering of notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of stocks underlying the Basket Indices.

Investing in the notes is not equivalent to investing in the stocks underlying the Basket Indices. As a holder of the notes, you will not have voting rights or rights to receive dividends, other distributions or other rights that holders of the stocks that make up any of the Basket Indices would have.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

The stocks that constitute the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, the MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The securities markets on which the stocks of the companies included in the Hang Seng China Enterprises Index™, the KOSPI 200 IndexSM, MSCI Taiwan Index, the MSCI Singapore Free Index and the MSCI EM (Emerging Markets) Index are traded are not as large as the U.S. securities markets and have substantially less trading volume, which may result in a lack of liquidity and high price volatility relative to the U.S. securities markets. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of certain types of investors (including investment funds and other institutional investors) in these securities markets. As a result, the securities markets on which the stocks of the companies included in these indices are traded may be subject to significantly greater risk and price volatility than the U.S. securities markets.

There are risks in emerging markets.

The countries represented by the MSCI EM (Emerging Markets) Index include Argentina, Brazil, Chile, China, Columbia, the Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey, which are deemed emerging markets. Countries with emerging markets may have relatively unstable governments; may present risks of nationalization of businesses; may impose restrictions on foreign ownership, foreign currency exchange and the repatriation of assets; and may be less protective of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local, regional and global economic and trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

Adverse changes in foreign currency exchange rates could negatively affect the value of the notes to the extent such adverse changes negatively impact the level of the Basket Indices.

To the extent that a stock included in a Basket Index is traded in a foreign currency and such stock’s price must be converted into a different currency in order to calculate the level of the Basket Index, an adverse change in the foreign exchange rate in which such stock is traded relative to the currency into which the stock’s price must be converted will negatively affect the level of that Basket Index. Therefore, holders of the notes will be exposed to currency exchange risk with respect to each of the countries represented in such index or indices. Adverse changes in the level of a Basket Index will, in turn, negatively affect the amounts payable on the notes.

Of particular importance to potential currency exchange risks are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits between countries.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

Historical performance of the Basket Indices is not an indication of future performance.

You cannot predict the future performance of the Basket based on the historical performance of the Basket Indices. The level of the Basket may decrease such that you may lose some of your investment at maturity.

Time differences between the cities where the Basket Indices trade and New York City may create discrepancies in trading levels.

As a result of the time difference between the cities where the stocks underlying the Basket Indices trade and New York City (where the notes may trade), there may be discrepancies between the levels of the Basket Indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the Basket Indices remain unchanged for multiple trading days in New York City.

THE BASKET

The Basket will consist of the nine Basket Indices, which will be equally weighted unless otherwise specified in the relevant terms supplements. The level of the Basket will increase or decrease depending on the performance of the Basket Indices.

THE S&P 500® INDEX

We have derived all information contained in this underlying supplement no. 1210 regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. The S&P 500® Index is offered and maintained by S&P. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the S&P 500® Index at any time from the Bloomberg Financial Markets page “SPX <Index> <GO>” or from the S&P website at www.standardandpoors.com. Information from outside sources is not incorporated by reference in, and should not be considered part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

S&P 500® Index Composition, Maintenance and Calculation

The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index will not be changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

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holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this underlying supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index closing level.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF due to a corporate action or a purchase or sale by an inside holder.	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the Index Divisor of the S&P 500® Index, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Market Value”). In order that the level of the S&P 500® Index not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows, where “Old Divisor” is the Index Divisor before the corporate event and “Pre-Event Market Value” is the market value of the component stocks before the corporate event:

New Divisor	=	Old Divisor	x	Post-Event Market Value Pre-Event Market Value

Changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. All other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December, and are usually announced two days prior.

IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

Discontinuation of the S&P 500® Index; Alteration of Method of Calculation

S&P has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time in its sole discretion. If S&P discontinues publication of the S&P 500® Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “S&P 500® successor index”), then any Index closing level will be determined by reference to the level of such S&P 500® successor index at the close of trading on the NYSE, the AMEX, the NASDAQ National Market or the relevant exchange or market for the S&P 500® successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of an S&P 500® successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If S&P discontinues publication of the S&P 500® Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no S&P 500® successor index is available at such time, or the calculation agent has previously selected an S&P 500® successor index and publication of such S&P 500® successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if S&P (or the publisher of any S&P 500® successor index) fails to calculate and publish a closing level for the S&P 500® Index (or any S&P 500® successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P 500® Index or S&P 500® successor index, as applicable, last in effect prior to such discontinuation, or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the S&P 500® Index or S&P 500® successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the S&P 500® Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the S&P 500® Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the S&P 500® Index or an S&P 500® successor index, or the level thereof, is changed in a material respect, or if the S&P 500® Index or an S&P 500®

successor index is in any other way modified so that the S&P 500® Index or such S&P 500® successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P 500® Index or such S&P 500® successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the S&P 500® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P 500® Index or such S&P 500® successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the S&P 500® Index or such S&P 500® successor index, as adjusted. Accordingly, if the method of calculating the S&P 500® Index or a S&P 500® successor index is modified so that the level of the S&P 500® Index or such S&P 500® successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P 500® Index), then the calculation agent will adjust its calculation of the S&P 500® Index or such S&P 500® successor index in order to arrive at a level of the S&P 500® Index or such S&P 500® successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with S&P

Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with S&P, which grants Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the S&P 500® Index in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to Lehman Brothers Holdings Inc. is the licensing of certain trademarks and trade names of S&P without regard to Lehman Brothers Holdings Inc. or the notes. S&P has no obligation to take the needs of Lehman Brothers Holdings Inc. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LEHMAN BROTHERS HOLDINGS INC., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S®”, “S&P®”, AND “S&P 500®” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND ARE EXPECTED TO BE LICENSED FOR USE BY LEHMAN BROTHERS INC. AND SUB-LICENSED FOR USE BY LEHMAN BROTHERS HOLDINGS INC. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE DOW JONES EURO STOXX 50® INDEX

We have derived all information contained in this underlying supplement no. 1210 regarding the Dow Jones EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50® Index is offered and maintained by STOXX Limited. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the Dow Jones EURO STOXX 50® Index at any time from the Bloomberg Financial Markets page “SX5E <Index> <GO>“ or from the STOXX Limited website at www.stoxx.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange AG. Publication of the Dow Jones EURO STOXX 50® Index began on February 28, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991.

The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website at www.stoxx.com.

The free float factors and weighting cap factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. The weighting of a component stock is capped at 10% of the Dow Jones EURO STOXX 50® Index’s total free float market capitalization.

The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index Level	=	free float market capitalization of the Dow Jones EURO STOXX 50® Index	×	1,000
adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index

The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the closing price, number of shares, free float factor and weighting cap factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” number of shares held (where applicable).

(1) Cash dividend: Adjusted price = closing price – dividend announced by the company × (1 – withholding tax) Divisor: decreases	(2) Special cash dividend: Adjusted price = closing price – dividend announced by the company × (1 – withholding tax) Divisor: decreases
(3) Split and reverse split: Adjusted price = closing price × A/B New number of shares = old number of shares × B/A Divisor: no change	(4) Rights offering: Adjusted price = (closing price × A + subscription price × B) / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: increases
(5) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: no change	(6) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(7) Return of capital and share consideration:

Adjusted price = (closing price – dividend

                              announced by company ×                               (1-withholding tax)) × A / B

New number of shares = old number of shares ×

               B / A

Divisor: decreases

(8) Repurchase shares / self tender:

Adjusted price = ((price before tender × old number
of shares ) – (tender price ×
number of tendered shares)) /
(old number of shares – number
of tendered shares)

New  number of shares = old number of shares –
number of tendered
shares

Divisor: decreases

(9) Spin-off: Adjusted price = ((closing price × A) – (price of spun-off shares × B)) / A Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

–  If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription
                              price × C × (1  + B / A)) / ((A + B) ×                               (1 + C / A))

New number of shares = old number of shares ×
                                           ((A + B) × (1 + C / A)) / A

Divisor: increases

–  If stock distribution is applicable after rights offering (one action applicable to other):

Adjusted price = (closing price × A + subscription
                             price × C) / ((A + C) × (1 + B / A))

New number of shares = old number of shares ×
                                           ((A + C) × (1 + B / A))

Divisor: increases

–  Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

Discontinuation of the Dow Jones EURO STOXX 50® Index; Alteration of Method of Calculation

STOXX Limited has no obligation to continue to publish the Dow Jones EURO STOXX 50® Index, and may discontinue publication of the Dow Jones EURO STOXX 50® Index at any time in its sole discretion. If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index and STOXX Limited or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones EURO STOXX 50® Index (such index being referred to herein as a “Dow Jones EURO STOXX 50® Index successor index”), then any Index closing level will be determined by reference to the level of such Dow Jones EURO STOXX 50® Index successor index at the close of trading on the relevant exchange or market for the Dow Jones EURO STOXX 50® Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a Dow Jones EURO STOXX 50® Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index prior to, and such discontinuance is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Dow Jones EURO STOXX 50® Index successor index is available at such time, or the calculation agent has previously selected a Dow Jones EURO STOXX 50® Index successor index and publication of such Dow Jones EURO STOXX 50® Index successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if STOXX Limited (or the publisher of any Dow Jones EURO STOXX 50® Index successor index) fails to calculate and publish a closing level for the Dow Jones EURO STOXX 50® Index (or any Dow Jones EURO STOXX 50® Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Dow Jones EURO STOXX 50® Index or Dow Jones EURO STOXX 50® Index successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Dow Jones EURO STOXX 50® Index or Dow Jones EURO STOXX 50® Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Dow Jones EURO STOXX 50® Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the Dow Jones EURO STOXX 50® Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Dow Jones EURO STOXX 50® Index or a Dow Jones EURO STOXX 50® Index successor index, or the level thereof, is changed in a material respect, or if the Dow Jones EURO STOXX 50® Index or a Dow Jones EURO STOXX 50® Index successor index is in any other way modified so that the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Dow Jones EURO STOXX 50® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones EURO STOXX 50® Index or a Dow Jones EURO STOXX 50® Index successor index is modified so that the level of the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Dow Jones EURO STOXX 50® Index), then the calculation agent will adjust its calculation of the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index in order to arrive at a level of the Dow Jones EURO STOXX 50® Index or such Dow Jones EURO STOXX 50® Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with STOXX Limited

Lehman Brothers International Europe has entered into a non-transferable, non-exclusive license agreement with STOXX Limited, which grants Lehman Brothers Holdings Inc. and certain of its affiliates or subsidiaries a license, in exchange for a fee, to use the Dow Jones EURO STOXX 50® Index in connection with certain securities, including the notes.

STOXX Limited has no relationship to Lehman Brothers Holdings Inc. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to Lehman Brothers Holdings Inc. or the notes. The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited does not recommend that any person invest in the securities linked to the Dow Jones EURO STOXX 50® Index or any other securities. STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the EURO STOXX 50® Index to track general stock market performance. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, management, marketing or trading of the notes. STOXX Limited does not consider the needs of Lehman Brothers Holdings Inc. or the owners of the notes in determining, composing or calculating the Dow Jones EURO STOXX 50® Index, not does STOXX Limited have any obligation to do so.

STOXX LIMITED AND DOW JONES WILL NOT HAVE ANY LIABILITY IN CONNECTION WITH THE SECURITIES. SPECIFICALLY, STOXX LIMITED AND DOW JONES DO NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED AND DISCLAIM ANY AND ALL WARRANTY ABOUT: THE RESULTS TO BE OBTAINED BY THE SECURITIES, THE OWNER OF THE SECURITIES OR ANY OTHER PERSON IN CONNECTION WITH THE USE OF THE INDEX AND THE DATA INCLUDED IN THE INDEX; THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS DATA; THE MERCHANTABILITY AND THE FITNESS FOR A PARTICULAR PURPOSE OF USE OF THE INDEX AND ITS DATA; STOXX LIMITED AND DOW JONES WILL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS IN THE INDEX OR ITS DATA; UNDER NO CIRCUMSTANCES WILL STOXX LIMITED OR DOW JONES BE LIABLE FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF STOXX LIMITED OR DOW JONES KNOWS THAT THEY MIGHT OCCUR. THE LICENSING AGREEMENT BETWEEN LEHMAN BROTHERS HOLDINGS INC. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY OTHER THIRD PARTIES.

“DOW JONES EURO STOXX 50®” AND “STOXX®” ARE TRADEMARKS OF STOXX LIMITED AND ARE EXPECTED TO BE LICENSED FOR USE BY LEHMAN BROTHERS AND SUB-LICENSED FOR USE BY LEHMAN BROTHERS HOLDINGS INC. THE NOTES. LINKED TO THE PERFORMANCE OF THE DOW JONES EURO STOXX 50® INDEX ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX LIMITED, AND STOXX LIMITED MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE FTSE 100 INDEX®

We have derived all information contained in this underlying supplement no. 1210 regarding the FTSE 100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the FTSE 100 Index® at any time from the Bloomberg Financial Markets page “UKX <Index> <GO>“ or from the FTSE website at www.ftse.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

FTSE 100 Index® Composition and Maintenance

The FTSE 100 Index® is a stock index calculated, maintained, published and disseminated by FTSE. The FTSE 100 Index® measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE 100 Index® began in February, 1984.

The 100 stocks included in the FTSE 100 Index® (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on; public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

The FTSE 100 Index® is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level of the Index. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index® if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100 Index®. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

FTSE 100 Index® Calculation

The FTSE 100 Index® is calculated by (i) multiplying the per share price of each stock included in the FTSE 100 Index® by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSE 100 Index® , (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of January 3, 1984 of the FTSE 100 Index® and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index® and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100 Index® than will movements in share prices of companies with relatively smaller market capitalization.

Discontinuation of the FTSE 100 Index®; Alteration of Method of Calculation

FTSE has no obligation to continue to publish, and may discontinue the publication of, the FTSE 100 Index®. If FTSE discontinues publication of the FTSE 100 Index® and FTSE or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSE 100 Index® (such index being referred to herein as a “FTSE 100 Index® successor index”), then any Index closing level will be determined by reference to the level of such FTSE 100 Index® successor index at the close of trading on the relevant exchange or market for the FTSE 100 Index® successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a FTSE 100 Index® successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If FTSE discontinues publication of the FTSE 100 Index® prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no FTSE 100 Index® successor index is available at such time, or the calculation agent has previously selected an FTSE 100 Index® successor index and publication of such FTSE 100 Index® successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if FTSE (or the publisher of any FTSE 100 Index® successor index) fails to calculate and publish a closing level for the FTSE 100 Index® (or any FTSE 100 Index® successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSE 100 Index® or FTSE 100 Index® successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the FTSE 100 Index® or FTSE 100 Index® successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the FTSE 100 Index® may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the FTSE 100 Index® or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the FTSE 100 Index® or a FTSE 100 Index® successor index, or the level thereof, is changed in a material respect, or if the FTSE 100 Index® or a FTSE 100 Index® successor index is in any other way modified so that the FTSE 100 Index® or such FTSE 100 Index® successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSE 100 Index® or such FTSE 100 Index® successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the FTSE 100 Index® closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSE 100 Index® or such FTSE 100 Index® successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the FTSE 100 Index® or such FTSE 100 Index® successor index, as adjusted. Accordingly, if the method of calculating the FTSE 100 Index® or a FTSE 100 Index® successor index is modified so that the level of such FTSE 100 Index® or FTSE or successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the FTSE 100 Index®), then the calculation agent will adjust such FTSE 100 Index® in order to arrive at a level of the FTSE 100 Index® or such FTSE 100 Index® successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with FTSE

Lehman Brothers Holdings Inc. has entered into a non-transferable, non-exclusive license agreement with FTSE, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, to use the FTSE 100 Index®, in connection with certain products, including the notes. All rights to the FTSE 100 Index® are owned by the FTSE, the publisher of the FTSE 100 Index®. Lehman Brothers Holdings Inc., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index®. In addition, none of the LSE, the Financial Times and FTSE has any relationship to Lehman Brothers Holdings Inc. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the amount payable on the stated maturity date.

THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE INTERNATIONAL LIMITED (“FTSE”) OR BY THE LONDON STOCK EXCHANGE PLC (THE “EXCHANGE”) NOR BY THE FINANCIAL TIMES LIMITED (“FT”) AND NEITHER FTSE, THE EXCHANGE OR FT MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE 100 INDEX® AND/OR THE FIGURE AT WHICH SUCH INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE FTSE 100 INDEX® IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE 100 INDEX® AND NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

“FTSE®”, “FT-SE®” AND “FOOTSIE®” ARE TRADEMARKS OF THE LONDON STOCK EXCHANGE PLC AND THE FINANCIAL TIMES LIMITED AND ARE USED BY FTSE INTERNATIONAL LIMITED UNDER LICENSE.

THE NIKKEI 225SM INDEX

We have derived all information regarding the Nikkei 225SM Index contained in this underlying supplement no. 1210, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the Nikkei 225SM Index at any time from the Bloomberg Financial Markets page “NKY <Index> <GO>“ or from the Nikkei website at www.nni.nikkei.co.jp. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

Nikkei 225SM Index Composition and Maintenance

The Nikkei 225SM Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225SM Index, as of the date of this underlying supplement, is based on 225 underlying stocks (the “Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225SM Index) be included in the Nikkei 225SM Index.

The 225 companies included in the Nikkei 225SM Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

Nikkei 225SM Index Calculation

The Nikkei 225SM Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.336 as of January 28, 2008 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225SM Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225SM Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225SM Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225SM Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225SM Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225SM Index immediately after such change) will equal the level of the Nikkei 225SM Index immediately prior to the change.

An Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Underlying Stocks constituting the Nikkei 225SM Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225SM Index. Nikkei Inc. first calculated and published the Nikkei 225SM Index in 1970.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225SM Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225SM Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225SM Index, and these limitations, in turn, may adversely affect the value of the notes.

Discontinuation of the Nikkei 225SM Index; Alteration of Method of Calculation

Nikkei Inc. has no obligation to continue to publish the Nikkei 225SM Index, and may discontinue publication of the Nikkei 225SM Index at any time in its sole discretion. If Nikkei Inc. discontinues publication of the Nikkei 225SM Index and Nikkei Inc. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Nikkei 225SM Index successor index”), then any Index closing level will be determined by reference to the level of such Nikkei 225SM Index successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei 225SM Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a Nikkei 225SM Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Nikkei Inc. discontinues publication of the Nikkei 225SM Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Nikkei 225SM Index successor index is available at such time, or the calculation agent has previously selected a Nikkei 225SM Index successor index and publication of such Nikkei 225SM Index successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if Nikkei Inc. (or the publisher of any Nikkei 225SM Index successor index) fails to calculate and publish a closing level for the Nikkei 225SM Index (or any Nikkei 225SM Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225SM Index or Nikkei 225SM Index successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225SM Index or Nikkei 225SM Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Nikkei 225SM Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the Nikkei 225SM Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Nikkei 225SM Index or a Nikkei 225SM Index successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225SM Index or a Nikkei 225SM Index successor index is in any other way modified so that the Nikkei 225SM Index or such Nikkei 225SM Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225SM Index or such Nikkei 225SM Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225SM Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225SM Index or such Nikkei 225SM Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the Nikkei 225SM Index or such Nikkei 225SM Index successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225SM Index or a Nikkei 225SM Index successor index is modified so that the level of the Nikkei 225SM Index or such Nikkei 225SM Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225SM Index), then the calculation agent will adjust its calculation of the Nikkei 225SM Index or such Nikkei 225 SM Index successor index in order to arrive at a level of the Nikkei 225SM Index or such Nikkei 225SM Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with Nikkei Digital Media, Inc.

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with Nikkei Digital Media, Inc. (“NDM”), who is exclusively licensed by Nikkei Inc. to sublicense the use of the Nikkei 225SM Index to third parties. The license agreement will grant Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the Nikkei 225SM Index in connection with certain securities, including the notes.

The license agreement between NDM and Lehman Brothers Holdings Inc. will provide that the following language must be stated in this prospectus supplement.

The notes are not in any way sponsored, endorsed or promoted by Nikkei Inc. Nikkei Inc. does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Nikkei 225SM Index or the level of the Nikkei 225SM Index on any particular day or otherwise.

The Nikkei 225SM Index is compiled and calculated solely by Nikkei Inc. However, Nikkei Inc. shall not be liable to any person for any error in the Nikkei 225SM Index, and Nikkei Inc. shall not be under any obligation to advise any person, including any purchaser or vendor of the notes, of any error therein.

In addition, Nikkei Inc. gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225SM Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225SM Index.

“Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225SM Index.

Our license agreement with NDM provides that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225SM Index by us or our affiliates.

THE HANG SENG CHINA ENTERPRISES INDEX™

We have derived all information contained in this underlying supplement no. 1210 regarding the Hang Seng China Enterprises Index™, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited. The Hang Seng China Enterprises Index™ is offered and maintained by Hang Seng Indexes Company Limited. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the Hang Seng China Enterprises Index™ at any time from the Bloomberg Financial Markets page “HSCEI <Index> <GO>“ or from the Hang Seng Indexes Company Limited website at www.hsi.com.hk. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

Hang Seng China Enterprises Index™ Composition and Maintenance

The Hang Seng China Enterprises Index™ is compiled, published and managed by Hang Seng Indexes Company Limited, a wholly-owned subsidiary of the Hang Seng Bank. The Hang Seng China Enterprises Index™ is a free float-adjusted market capitalization weighted index. Launched on August 8, 1994, the Hang Seng China Enterprises Index™ is comprised of H-shares, Hong Kong listed shares of Chinese state-owned enterprises (“H-share companies”). The Hang Seng China Enterprises Index™ had a base value of 1,000 at launch, but was re-based as of January 3, 2000 with a value of 2,000 to align with the Hang Seng Composite Index Series, which launched on October 3, 2001.

The Hang Seng China Enterprises Index™ is reviewed semi-annually, at the same time as the Hang Seng Composite Index (the “HSCI”), and the Hang Seng China Enterprises Index™ is comprised of only those H-share companies that are included in the HSCI. The H-share companies that join or leave the HSCI are automatically included in or excluded from the Hang Seng China Enterprises Index™. As of March 10, 2008, the Hang Seng China Enterprises Index™ consisted of forty-two companies.

Only companies with a primary listing on the main board of the stock exchange of Hong Kong (“SEHK”) are eligible as constituents of the Hang Seng China Enterprises Index™. Ineligible from the HSCI are those companies with a secondary listing in Hong Kong, stocks listed on the Growth Enterprises Market, and preference shares, debt securities or other derivatives. A component stock is selected or removed from the HSCI semi-annually based on the following selection criteria and process:

(1) Constituent stocks must not have more than twenty (20) trading days without turnover in the past twelve (12) months, excluding the days when the stock is suspended from trading (“Turnover Screening”); and;

(2) After the Turnover Screening, the top 200 stocks in terms of average market capitalization in the past twelve (12) months are selected as constituents. Stocks with less than one year listing history are counted on a pro-rata basis.

HSCI, which aims to cover 90% of the market capitalization of stocks listed on the Main Board of the SEHK, consists of 200 constituents.

Hang Seng China Enterprises Index™ Calculation

As of March 6, 2006 the Hang Seng China Enterprises Index™ uses a freefloat-adjusted market capitalization weighting calculation methodology. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: (1) shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings;

(2) shares held by directors who individually control more than 5% of the shareholdings; (3) shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and (4) shares held by shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up arrangement.

A Freefloat – Adjusted Factor (“FAF”), representing the proportion of shares that are free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng China Enterprises Index™.

A Cap Factor (“CF”) of 15% is calculated in each regular half-yearly constituent implementation, such that no constituent has a weighting exceeding 15%.

The Hang Seng China Enterprises Index™ is calculated using the following formula:

Current Index =	× Yesterday’s Closing Index

Where Pt is the current price at day t, Pt-1 is the closing price at day (t-1), IS is the issued H-shares, FAF is the free float adjusted factor, and CF is the Cap Factor. The FAF, which is adjusted every six months, represents the proportion of shares that are free floated as a percentage of the issued H-shares. The FAF is between 0 and 1 and is rounded up to the nearest multiple of 5% for index calculation. The CF is also adjusted every six months and is calculated so that no constituent stock has a weighting that exceeds 15%.

Discontinuation of the Hang Seng China Enterprises Index™; Alteration of Method of Calculation

Hang Seng Indexes Company Limited has no obligation to continue to publish the Hang Seng China Enterprises Index™, and may discontinue publication of the Hang Seng China Enterprises Index™ at any time in its sole discretion. If Hang Seng Indexes Company Limited discontinues publication of the Hang Seng China Enterprises Index™ and Hang Seng Indexes Company Limited or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Hang Seng China Enterprises Index™ (such index being referred to herein as a “Hang Seng China Enterprises Index™ successor index”), then any Index closing level will be determined by reference to the level of such Hang Seng China Enterprises Index™ successor index at the close of trading on the relevant exchange or market for the Hang Seng China Enterprises Index™ successor index on each relevant Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a Hang Seng China Enterprises Index™ successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Hang Seng Indexes Company Limited discontinues publication of the Hang Seng China Enterprises Index™ prior to, and such discontinuance is continuing on, a Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Hang Seng China Enterprises Index™ successor index is available at such time, or the calculation agent has previously selected a Hang Seng China Enterprises Index™ successor index and publication of such Hang Seng China Enterprises Index™ successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if Hang Seng Indexes Company Limited (or the publisher of any Hang Seng China Enterprises Index™ successor index) fails to calculate and publish a closing level for the Hang Seng China Enterprises Index™ (or any Hang Seng China Enterprises Index™ successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Hang Seng

China Enterprises Index™ or Hang Seng China Enterprises Index™ successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Hang Seng China Enterprises Index™ or Hang Seng China Enterprises Index™ successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Hang Seng China Enterprises Index™ may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the Hang Seng China Enterprises Index™ or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Hang Seng China Enterprises Index™ or a Hang Seng China Enterprises Index™ successor index, or the level thereof, is changed in a material respect, or if the Hang Seng China Enterprises Index™ or a Hang Seng China Enterprises Index™ successor index is in any other way modified so that the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index does not, in the opinion of the calculation agent, fairly represent the level of the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Hang Seng China Enterprises Index™ closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index, as adjusted. Accordingly, if the method of calculating the Hang Seng China Enterprises Index™ or a Hang Seng China Enterprises Index™ successor index is modified so that the level of the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Hang Seng China Enterprises Index™), then the calculation agent will adjust its calculation of the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index in order to arrive at a level of the Hang Seng China Enterprises Index™ or such Hang Seng China Enterprises Index™ successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with HSI Services Limited

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with HSI Services Limited and Hang Seng Data Services Limited providing for the license to Lehman Brothers Holdings Inc., in exchange for a fee, of the right to use certain indices calculated by HSI Services Limited in connection with the issuance and marketing of securities, including the Notes.

The Hang Seng China Enterprises Index™ (the “Index”) is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark(s) and name(s) of the Hang Seng China Enterprises Index™ are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index(es) by Lehman Brothers Holdings Inc. in connection with the Securities (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF ANY OF THE INDEX(ES) AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii)

THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF ANY OF THE INDEX(ES) OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF ANY OF THE INDEX(ES) OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO ANY OF THE INDEX(ES) IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of any of the Index(es) and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO ANY OF THE INDEX(ES) BY LEHMAN BROTHERS HOLDINGS INC. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF ANY OF THE INDEX(ES); OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF ANY OF THE INDEX(ES) WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

THE KOSPI 200 INDEXSM

We have derived all information contained in this underlying supplement no. 1210 regarding the KOSPI 200 IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Korea Exchange (“KRX”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the KOSPI 200 IndexSM at any time from the Bloomberg Financial Markets page “KOSPI2 <Index> <Go>“ or from the KRX website at http://sm.krx.co.kr/index.html. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

KOSPI 200 IndexSM Composition

The companies listed on the KOSPI 200 IndexSM are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) electricity and gas, (v) construction, (vi) services, (vii) post and communication and (viii) finance.

All common stocks listed on the KRX as of the periodic realignment date are included in the selection process, except for the following:

1.	Stocks with administrative issues;

2.	Stocks with liquidation issues;

3.	Stocks issued by securities investment companies;

4.	Stocks that have been listed less than one year as of the last trading day in April of the year in which the periodic review and selection process occurs;

5.	Stocks belonging to the industry groups other than those industry groups listed below;

6.	Any other stocks that are deemed unsuitable to be included in the constituents of KOSPI 200 IndexSM.

The constituents of KOSPI 200 IndexSM are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

•

Selection will be made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

•

Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group, are excluded. In such case, the excluded stock will be replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization that satisfies the trading volume criteria.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, the stock may be included in the constituents of the KOSPI 200

IndexSM by taking into consideration the influence that the industry group has on the KOSPI 200 IndexSM, as well as the liquidity of the concerned stock.

Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200 IndexSM.

KOSPI 200 IndexSM Calculation

The KOSPI 200 IndexSM is calculated according to the following formula:

KOSPI 200 IndexSM	=	Current market capitalization of constituents	x	100

Base market capitalization of constituents

The base date of the KOSPI 200 IndexSM is January 4, 1980 with a base index of 100.

The market capitalization of an individual stock is derived by multiplying the common stock price by the number of outstanding shares. The aggregate market capitalization is the sum of market capitalization of all constituent stocks. Preferred shares are, in principle, excluded from the calculation of the KOSPI 200 IndexSM. Only the common share price is used in the calculation of the market capitalization of an individual stock.

There are two types of preferred shares listed on the KRX. One is the equity-type preferred shares whose dividend rate is simply 1% higher than that of the company’s common shares. The price movement of these preferred shares is closely related to that of the company’s common shares. For that reason, this type of preferred shares is included in the number of company’s shares in calculating the market capitalization of the company. The other is the typical bond-type preferred shares. The bond-type preferred shares are excluded from the calculation of the KOSPI 200 IndexSM.

KOSPI 200 IndexSM Maintenance

Changes to the constituents of the KOSPI 200 IndexSM occur in two ways: regular realignment and special realignment. Regular realignment occurs annually and changes to constituents are announced on the trading day after the last trading day for June contracts of futures and options. Special realignment may occur at any time when constituents are conceived to be inadequate for the KOSPI 200 IndexSM as a result of delisting, designation as administrative stock, merger, etc.

The method of regular realignment is similar to the method used for selection of constituent stocks, but is restricted to ensure that the number of stocks replaced is as small as possible. Therefore, even though a stock satisfies the criteria for selection, it must have industry market capitalization that ranks within 90% of the number of constituents for that industry during the year under review in order to be newly selected for the KOSPI 200 IndexSM. However, even if an existing constituent does not satisfy the criteria for selection of constituent stocks, it will remain a constituent as long as its industry market capitalization does not exceed 110% of the number of constituents for that industry during the year under review. Moreover, even though market capitalization of a stock ranks within the top 90%, the constituents are not realigned if no other stocks exceed 110% and will be removed.

Special realignment occurs in the event of designation as administrative stock, merger, delisting, etc. affecting existing constituent stocks. In such circumstances, constituent stocks will be selected in ranking order from the replacement list in each industry group chosen beforehand during the regular realignment. In the event that the replacement list does not include a stock for a specific industry, the stock is replenished from the manufacturing industry group.

Special realignment makes it possible to select the stock of that firm or the acquired firm as a constituent of the KOSPI 200 IndexSM prior to the regular realignment date if:

1.	an initial listing of a stock is deemed to have high liquidity and is worthy of inclusion based on its impact on the KOSPI 200 IndexSM;

2.	a constituent stock is merged with a non-constituent stock; or

3.	consolidation occurs among constituent stocks.

Discontinuation of the KOSPI 200 IndexSM; Alteration of Method of Calculation

If the KRX discontinues publication of the KOSPI 200 IndexSM and the KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 IndexSM (such index being referred to herein as a “KOSPI 200 IndexSM successor index”), then the Index closing level will be determined by reference to the level of such KOSPI 200 IndexSM successor index at the close of trading on the relevant exchange or market for the KOSPI 200 IndexSM successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a KOSPI 200 IndexSM successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the KRX discontinues publication of the KOSPI 200 IndexSM prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no KOSPI 200 IndexSM successor index is available at such time or the calculation agent has previously selected a KOSPI 200 IndexSM successor index and publication of such KOSPI 200 IndexSM successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if the KRX (or the publisher of any KOSPI 200 IndexSM successor index) fails to calculate and publish a closing level for the KOSPI 200 IndexSM (or any KOSPI 200 IndexSM successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 IndexSM or KOSPI 200 IndexSM successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the KOSPI 200 IndexSM or KOSPI 200 IndexSM successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the KOSPI 200 IndexSM on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the KOSPI 200 IndexSM or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the KOSPI 200 IndexSM or a KOSPI 200 IndexSM successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 IndexSM or a KOSPI 200 IndexSM successor index is in any other way modified so that the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the KOSPI 200 IndexSM closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 IndexSM closing level with reference to the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 IndexSM or a KOSPI 200 IndexSM successor index is modified so that the level of the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200 IndexSM), then the calculation agent will adjust its calculation of the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index in order to arrive at a level of the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with the KRX

The Korea Exchange and Lehman Brothers Holdings have entered into a non-exclusive license agreement providing for license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the KOSPI 200 IndexSM in connection with certain securities, including the notes. The notes are linked to the KOSPI 200 IndexSM as well as the other indices in the basket.

The notes are not sponsored, endorsed, sold or promoted by KRX. KRX makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI indices to track general stock market performance. KRX’s only relationship to the licensee is the licensing of certain trademarks and trade names of KRX and of the KOSPI indices which is determined, composed and calculated by KRX without regard to the licensee or the notes. KRX has no obligation to take the needs of the licensee or the owners of the notes into consideration in determining, composing or calculating the KOSPI indices. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI INDICES OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI TAIWAN INDEX

We have derived all information regarding the MSCI Taiwan Index contained in this underlying supplement no. 1210 including, without limitation, its make-up, method of calculation, and changes in its components, from the MSCI Global Investable Market Indices Methodology Book published by MSCI and other publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the MSCI Taiwan Index at any time from the Bloomberg Financial Markets page “TWY <Index> <GO>“ or from the MSCI website at www.mscibarra.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

MSCI Taiwan Index Composition and Calculation

The MSCI Taiwan IndexSM is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. It has a base date of January 1, 1988. The MSCI Taiwan IndexSM is calculated in Taiwan Dollars on a real time basis and disseminated every 15 seconds during market trading hours.

The Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

MSCI recently announced changes to the methodology used in its MSCI International Equity Indices. The current MSCI Standard and MSCI Small Cap Indices, along with the other MSCI equity indices based on them, are transitioning to the Global Investable Market Indices methodology described below. The first phase of the transition of the MSCI Standard Indices, which include the MSCI EM (Emerging Markets) Index, was completed on November 30, 2007. At the end of the transition period (May 30, 2008), the current MSCI Standard Indices will be composed of the MSCI Large Cap and Mid Cap Indices. The current MSCI Small Cap Index will transition to the MSCI Small Cap Index resulting from the new methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices will make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules contained herein, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

MSCI Taiwan Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

(ii) Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

(iii) Ongoing event-related changes. Changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Transition

MSCI will transition the current MSCI Standard Index, the Small Cap Index and all indices derived from the MSCI Standard Index to the Global Investable Market Indices methodology described above.

All indices that are constructed with the Standard Indices as their basis, such as the GDP-weighted indices, 10/40 Indices and other custom indices, High Dividend Yield Indices, the MSCI Global Value and Growth Indices, etc., will continue to be derived from the Standard Indices throughout the transition.

The second phase of the transition of the MSCI Standard and the MSCI Small Cap Indices to the MSCI Global Investable Market Indices methodology will take place on May 30, 2008 (the first phase having been completed on November 30, 2007). The final additions and deletions of constituents for the second phase will be announced at least four weeks in advance of their implementation in the Standard and Small Cap Indices. All indices derived from the MSCI Standard Indices will follow the two-phase transition, except for the MSCI Euro and Pan Euro Indices which were transitioned in one phase on November 30, 2007. The transition will be synchronized for all markets and composites.

During the transition period, MSCI will be producing the MSCI Provisional Standard and Provisional Small Cap Indices to assist investors in understanding the changes that would occur if the Global Investable Market Indices methodology were immediately implemented in the current MSCI Standard and Small Cap Indices. The Provisional Indices also provide increased flexibility to current investors who wish to transition to the Global Investable Market Indices methodology on their own schedule.

The Provisional Standard and Provisional Small Cap Indices and the new Size Segment and Style Indices that will be created based on this methodology are official MSCI indices and, as such, can be used for a variety of purposes, including as the basis for new investment mandates and for investment vehicles such as passive mutual funds, exchange traded funds and listed and over-the-counter derivative contracts.

Reflecting Constituent Changes in the Standard Indices at the Transition Points

In the first phase of the transition, which was completed on November 30, 2007:

•	After rebalancing the Provisional Standard Indices as per the SAIR, they were compared with the relevant Standard Indices.

•

All companies that were in the Provisional Standard Index but not in the corresponding Standard Index were added to the Standard Index at half of their free float-adjusted market capitalization, and all companies that were not in the Provisional Standard Index but were in the corresponding Standard Index were retained in the Standard Index but at only half of their free float-adjusted market capitalization.

In the second and final phase in May 2008:

•	The Provisional Standard Indices will be rebalanced.

•	Any and all differences between the rebalanced Provisional Standard Index and the Standard Index will be fully implemented in the Standard Indices.

The transition of the Small Cap Indices will be synchronized with the transition of the Standard Indices, following the same timeline and approach.

Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Taiwan Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Taiwan Index (such index being referred to herein as a “MSCI Taiwan Index successor index”), then any Index closing level will be determined by reference to the level of such MSCI Taiwan Index successor index at the close of trading on the relevant exchange or market for the MSCI Taiwan Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of an MSCI Taiwan Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Taiwan Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Taiwan Index successor index is available at such time or the calculation agent has previously selected an MSCI Taiwan Index successor index and publication of such MSCI Taiwan Index successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Taiwan Index successor index) fails to calculate and publish a closing level for the MSCI Taiwan Index (or any MSCI Taiwan Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Taiwan Index or MSCI Taiwan Index successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Taiwan Index or MSCI Taiwan Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Taiwan Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Taiwan Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Taiwan Index or an MSCI Taiwan Index successor index, or the level thereof, is changed in a material respect, or if the MSCI Taiwan Index or an MSCI Taiwan Index successor index is in any other way modified so that the MSCI Taiwan Index or such MSCI Taiwan Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Taiwan Index or such MSCI Taiwan Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Taiwan Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Taiwan Index or such MSCI Taiwan Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Taiwan Index closing level with reference to the MSCI Taiwan Index or such MSCI Taiwan Index successor index, as adjusted. Accordingly, if the method of calculating the MSCI Taiwan Index or an MSCI Taiwan Index successor index is modified so that the level of the MSCI Taiwan Index or such MSCI Taiwan Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Taiwan Index), then the calculation agent will adjust its calculation of the MSCI Taiwan Index or such MSCI Taiwan Index successor index in order to arrive at a level of the MSCI Taiwan Index or such MSCI Taiwan Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Taiwan Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings Inc. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI SINGAPORE FREE INDEX

We have derived all information regarding the MSCI Singapore Free Index contained in this underlying supplement no. 1210 including, without limitation, its make-up, method of calculation, and changes in its components, from the MSCI Global Investable Market Indices Methodology Book published by MSCI and other publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the MSCI Singapore Free Index at any time from the Bloomberg Financial Markets page “SGY <Index> <GO>“ or from the MSCI website at www.mscibarra.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

MSCI Singapore Free Index Composition and Calculation

The MSCI Singapore IndexSM is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore. It has a base date of January 1, 1988 and uses “foreign” prices instead of local prices when available. is calculated in Singapore Dollars on a real time basis and disseminated every 15 seconds during market trading hours.

The Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

MSCI recently announced changes to the methodology used in its MSCI International Equity Indices. The current MSCI Standard and MSCI Small Cap Indices, along with the other MSCI equity indices based on them, are transitioning to the Global Investable Market Indices methodology described below. The first phase of the transition of the MSCI Standard Indices, which include the MSCI EM (Emerging Markets) Index, was completed on November 30, 2007. At the end of the transition period (May 30, 2008), the current MSCI Standard Indices will be composed of the MSCI Large Cap and Mid Cap Indices. The current MSCI Small Cap Index will transition to the MSCI Small Cap Index resulting from the new methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices will make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules contained herein, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

MSCI Singapore Free Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

(ii) Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

(iii) Ongoing event-related changes. Changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Transition

MSCI will transition the current MSCI Standard Index, the Small Cap Index and all indices derived from the MSCI Standard Index to the Global Investable Market Indices methodology described above.

All indices that are constructed with the Standard Indices as their basis, such as the GDP-weighted indices, 10/40 Indices and other custom indices, High Dividend Yield Indices, the MSCI Global Value and Growth Indices, etc., will continue to be derived from the Standard Indices throughout the transition.

The second phase of the transition of the MSCI Standard and the MSCI Small Cap Indices to the MSCI Global Investable Market Indices methodology will take place on May 30, 2008 (the first phase having been completed on November 30, 2007). The final additions and deletions of constituents for the second phase will be announced at least four weeks in advance of their implementation in the Standard and Small Cap Indices. All indices derived from the MSCI Standard Indices will follow the two-phase transition, except for the MSCI Euro and Pan Euro Indices which were transitioned in one phase on November 30, 2007. The transition will be synchronized for all markets and composites.

During the transition period, MSCI will be producing the MSCI Provisional Standard and Provisional Small Cap Indices to assist investors in understanding the changes that would occur if the Global Investable Market Indices methodology were immediately implemented in the current MSCI Standard and Small Cap Indices. The Provisional Indices also provide increased flexibility to current investors who wish to transition to the Global Investable Market Indices methodology on their own schedule.

The Provisional Standard and Provisional Small Cap Indices and the new Size Segment and Style Indices that will be created based on this methodology are official MSCI indices and, as such, can be used for a variety of purposes, including as the basis for new investment mandates and for investment vehicles such as passive mutual funds, exchange traded funds and listed and over-the-counter derivative contracts.

Reflecting Constituent Changes in the Standard Indices at the Transition Points

In the first phase of the transition, which was completed on November 30, 2007:

•	After rebalancing the Provisional Standard Indices as per the SAIR, they were compared with the relevant Standard Indices.

•

All companies that were in the Provisional Standard Index but not in the corresponding Standard Index were added to the Standard Index at half of their free float-adjusted market capitalization, and all companies that were not in the Provisional Standard Index but were in the corresponding Standard Index were retained in the Standard Index but at only half of their free float-adjusted market capitalization.

In the second and final phase in May 2008:

•	The Provisional Standard Indices will be rebalanced.

•	Any and all differences between the rebalanced Provisional Standard Index and the Standard Index will be fully implemented in the Standard Indices.

The transition of the Small Cap Indices will be synchronized with the transition of the Standard Indices, following the same timeline and approach.

Discontinuation of the MSCI Singapore Free Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Singapore Free Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Free Index (such index being referred to herein as a “MSCI Singapore Free Index successor index”), then any Index closing level will be determined by reference to the level of such MSCI Singapore Free Index successor index at the close of trading on the relevant exchange or market for the MSCI Singapore Free Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a MSCI Singapore Free Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Singapore Free Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Singapore Free Index successor index is available at such time or the calculation agent has previously selected a MSCI Singapore Free Index successor index and publication of such MSCI Singapore Free Index successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Singapore Free Index successor index) fails to calculate and publish a closing level for the MSCI Singapore Free Index (or any MSCI Singapore Free Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Singapore Free Index or MSCI Singapore Free Index successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Singapore Free Index or MSCI Singapore Free Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Singapore Free Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Singapore Free Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Singapore Free Index or a MSCI Singapore Free Index successor index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Free Index or a MSCI Singapore Free Index successor index is in any other way modified so that the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Singapore Free Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Singapore Free Index closing level with reference to the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Free Index or a MSCI Singapore Free Index successor index is modified so that the level of the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Free Index), then the calculation agent will adjust its calculation of the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index in order to arrive at a level of the MSCI Singapore Free Index or such MSCI Singapore Free Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Singapore Free Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings Inc. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Free Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Singapore Free Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Free Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI EM (EMERGING MARKETS) INDEX

We have derived all information regarding the MSCI EM (Emerging Markets) Index (formerly, the MSCI Emerging Markets IndexSM) contained in this underlying supplement no. 1210 including, without limitation, its make-up, method of calculation, and changes in its components, from the MSCI Global Investable Market Indices Methodology Book published by MSCI and other publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

You can obtain the level of the MSCI EM (Emerging Markets) Index at any time from the Bloomberg Financial Markets page “MXEF <Index> <GO>“ or from the MSCI website at www.mscibarra.com. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 1210 or any terms supplement. We make no representation or warranty as to the accuracy or completeness of such information.

MSCI EM (Emerging Markets) Index Composition and Calculation

The MSCI EM (Emerging Markets) Index (the “Index”) is a free float-adjusted market capitalization index that is designed to measure the performance of certain equity market performance of emerging markets. It has a base date of December 31, 1987 and had on that date an initial value of 100. The MSCI EM (Emerging Markets) Index is calculated in U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.

As of March 18, 2008, the Index consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. As of March 18, 2008 the five largest sector weights were: Financials (20.3%), Energy (17.8%), Materials (16.6%), Telecommunication Services (11.7%) and Information Technology (10.4%). The Index contained 938 constituents with a total market capitalization of US$3,518,269 million.

The Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

MSCI recently announced changes to the methodology used in its MSCI International Equity Indices. The current MSCI Standard and MSCI Small Cap Indices, along with the other MSCI equity indices based on them, are transitioning to the Global Investable Market Indices methodology described below. The first phase of the transition of the MSCI Standard Indices, which include the MSCI EM (Emerging Markets) Index, was completed on November 30, 2007. At the end of the transition period (May 30, 2008), the current MSCI Standard Indices will be composed of the MSCI Large Cap and Mid Cap Indices. The current MSCI Small Cap Index will transition to the MSCI Small Cap Index resulting from the new methodology. Together, the relevant MSCI Large Cap, Mid Cap and Small Cap Indices will make up the MSCI Investable Market Index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed

Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules contained herein, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

MSCI EM (Emerging Markets) Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

(ii) Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

(iii) Ongoing event-related changes. Changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Transition

MSCI will transition the current MSCI Standard Index, the Small Cap Index and all indices derived from the MSCI Standard Index to the Global Investable Market Indices methodology described above.

All indices that are constructed with the Standard Indices as their basis, such as the GDP-weighted indices, 10/40 Indices and other custom indices, High Dividend Yield Indices, the MSCI Global Value and Growth Indices, etc., will continue to be derived from the Standard Indices throughout the transition.

The second phase of the transition of the MSCI Standard and the MSCI Small Cap Indices to the MSCI Global Investable Market Indices methodology will take place on May 30, 2008 (the first phase having been completed on November 30, 2007). The final additions and deletions of constituents for the second phase will be announced at least four weeks in advance of their implementation in the Standard and Small Cap Indices. All indices derived from the MSCI Standard Indices will follow the two-phase transition, except for the MSCI Euro and Pan Euro Indices which were transitioned in one phase on November 30, 2007. The transition will be synchronized for all markets and composites.

During the transition period, MSCI will be producing the MSCI Provisional Standard and Provisional Small Cap Indices to assist investors in understanding the changes that would occur if the Global Investable Market Indices methodology were immediately implemented in the current MSCI Standard and Small Cap Indices. The Provisional Indices also provide increased flexibility to current investors who wish to transition to the Global Investable Market Indices methodology on their own schedule.

The Provisional Standard and Provisional Small Cap Indices and the new Size Segment and Style Indices that will be created based on this methodology are official MSCI indices and, as such, can be used for a variety of purposes, including as the basis for new investment mandates and for investment vehicles such as passive mutual funds, exchange traded funds and listed and over-the-counter derivative contracts.

Reflecting Constituent Changes in the Standard Indices at the Transition Points

In the first phase of the transition, which was completed on November 30, 2007:

•	After rebalancing the Provisional Standard Indices as per the SAIR, they were compared with the relevant Standard Indices.

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All companies that were in the Provisional Standard Index but not in the corresponding Standard Index were added to the Standard Index at half of their free float-adjusted market capitalization, and all companies that were not in the Provisional Standard Index but were in the corresponding Standard Index were retained in the Standard Index but at only half of their free float-adjusted market capitalization.

In the second and final phase in May 2008:

•	The Provisional Standard Indices will be rebalanced.

•	Any and all differences between the rebalanced Provisional Standard Index and the Standard Index will be fully implemented in the Standard Indices.

The transition of the Small Cap Indices will be synchronized with the transition of the Standard Indices, following the same timeline and approach.

Discontinuation of the MSCI EM (Emerging Markets) Index; Alteration of Method of Calculation

MSCI has no obligation to continue to publish the MSCI EM (Emerging Markets) Index, and may discontinue publication of the MSCI EM (Emerging Markets) Index at any time in its sole discretion. If MSCI discontinues publication of the MSCI EM (Emerging Markets) Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “MSCI EM (Emerging Markets) Index successor index”), then any Index closing level will be determined by reference to the level of such MSCI EM (Emerging Markets) Index successor index at the close of trading on the NYSE, the AMEX, the NASDAQ National Market or the relevant exchange or market for the MSCI EM (Emerging Markets) Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a MSCI EM (Emerging Markets) Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI EM (Emerging Markets) Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no MSCI EM (Emerging Markets) Index successor index is available at such time, or the calculation agent has previously selected a MSCI EM (Emerging Markets) Index successor index and publication of such MSCI EM (Emerging Markets) Index successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI EM (Emerging Markets) Index successor index) fails to calculate and publish a closing level for the MSCI EM (Emerging Markets) Index (or any MSCI EM (Emerging Markets) Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI EM (Emerging Markets) Index or MSCI EM (Emerging Markets) Index successor index, as applicable, last in effect prior to such discontinuation, or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the MSCI EM (Emerging Markets) Index or MSCI EM (Emerging Markets) Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI EM (Emerging Markets) Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI EM (Emerging Markets) Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI EM (Emerging Markets) Index or a MSCI EM (Emerging Markets) Index successor index, or the level thereof, is changed in a material respect, or if the MSCI EM (Emerging Markets) Index or a MSCI EM (Emerging Markets) Index successor index is in any other way modified so that the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI EM (Emerging Markets) Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index, as adjusted. Accordingly, if the method of calculating the MSCI EM (Emerging Markets) Index or a MSCI EM (Emerging Markets) Index successor index is modified so that the level of the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI EM (Emerging Markets) Index), then the calculation agent will adjust its calculation of the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index in order to arrive at a level of the MSCI EM (Emerging Markets) Index or such MSCI EM (Emerging Markets) Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. is expected to enter into a non-exclusive license agreement with MSCI, which would grant Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the MSCI EM (Emerging Markets) Index in connection with certain products, including the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.